Exhibit 99.1

Sandler O’Neill + Partners, LP
East Coast Financial Services Conference
November 9-11, 2011
Forward-Looking Statements
This presentation contains forward-looking statements relating to the financial condition, results of operations and business of MidWestOne Financial Group, Inc. Forward-looking statements generally include words such as believes, expects, anticipates and other similar expressions. Actual results could differ materially from those indicated. Among the important factors that could cause actual results to differ materially are interest rates, changes in the mix of the company’s business, competitive pressures, general economic conditions and the risk factors detailed in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission. MidWestOne Financial Group, Inc. undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation.

Exhibit 99.1

MidWestOne Overview
Symbol: MOFG on NASDAQ Global Select
Headquarters: Iowa City, Iowa
Assets: $1.6 Billion 1 4th Largest Based in Iowa
Market Cap: $122.74 Million 2
Employees: 392 Employees 2 380 Bank, 12 Insurance
Recent Price: $14.44 2
52 Week Range: $12.20 - $16.00 2

Exhibit 99.1

MidWestOne Overview

The MidWestOne Footprint Along the Avenue of the Saints

Exhibit 99.1

Iowa City

Forbes
2011 No. 13 “Best Cites for Business and Careers”
MSN CareerBuilder
2010 “Top Towns for Jobs
Richard Florida, author of the Creative Class
2010 No. 10 “Best Cities for College Grads”
Corporation for National & Community Service
2011 No. 3 for volunteer rate
Men’s Journal
2010 “Healthiest Town in the United States
CNN/Money Magazine
Johnson County, Iowa, among Top 25 “Where the Jobs Are 2010” with over 22% growth in the past decade
Iowa City among the Top 100 “Best Places to Live 2010”
Milken Institute’s Best Performing Cities Index
2010 Iowa City No. 9 in the “Where America’s Jobs Are Created and Sustained” index
US News & World Report
2011 University of Iowa No. 28 national public universities and 24 programs ranked among top 10
2011 UI Hospitals & Clinics placed among the top hospitals in 9 of 16 specialties
2010 US Census
50.3% of Johnson County, Iowa, residents hold a Bachelor’s Degree or Higher. The National Average is 27.9%

Exhibit 99.1

The Iowa Market
Low Unemployment
Iowa is ranked 8th nationally with a 6.0% unemployment rate. The national average is 9.1%.
Johnson County (Iowa City) has a 4.4% unemployment rate.

Overbanked
353 Banks in Iowa
4th Highest Number of Bank Charters in the Country
By Comparison, New Jersey has 177 Bank Charters
Consolidation Due in Iowa

Exhibit 99.1

Low Reliance on Wholesale Funding
Reliance on Wholesale Funding For All Publicly Traded Banks & Thrifts
Reliance on Wholesale Funding = (Total Borrowings + Brokered Deposits)
(Total Borrowings + Total Deposits)

SOurce: KBW Research and Company Filings

Exhibit 99.1

Asset Quality
As reported by SNL Financial

Exhibit 99.1

Bank Loan Portfolio
Loan Portfolio by Type (Excluding Loan Pools)
*MidWestOne is ranked #58 nationwide in total farm loans by dollar volume
As of 9/30/2011

Exhibit 99.1

Bank Loan Portfolio
Loan Portfolio by Market
(Excluding Loan Pools)

As of 9/30/2011

Exhibit 99.1

Bank Loan Portfolio
Non Performing Loans by Loan Type
(Excluding Loan Pools)

As of 9/30/2011

Exhibit 99.1

Bank Loan Portfolio
Non Performing Loans by Market
(Excluding Loan Pools)
As of 9/30/2011

Exhibit 99.1

Bank Loan Portfolio
Net Charged Off Loans by Type
(Excluding Loan Pools)
As of 9/30/2011

Exhibit 99.1

Loan Pool Participations
At September 30, 2011, our loan pool investment was $55.6 million. As of September 30, 2011, approximately 3% of our earning assets were invested in loan pools, and approximately 2% of our total revenue was derived from loan pools. The Company entered into this business upon consummation of its merger with the former MidWestOne in March 2008, and recently decided to exit this line of business as current balances pay down. These loan pool participations are pools of performing, sub-performing and nonperforming loans purchased at varying discounts from the aggregate outstanding principal amount of the underlying loans. Our basis across the total loan pool portfolio is approximately $0.42 per $1.00 of loan face value as of September 30, 2011.

Loan pools are held and serviced by a third-party independent servicing corporation working in cooperation with MOFG management. The Company has very minimal exposure in loan pools to consumer real estate, subprime credit or to construction and real estate development loans.

Exhibit 99.1

Loan Pool Portfolio
Loan Pool Composition by Type
As of 9/30 2011

Exhibit 99.1

Keys to MOFG Non-Interest Income Growth
Wealth Management
Trust – Opportunity to expand trust services to locations within the company previously without those services.

Investor Center

Home Mortgage – Economies of Scale through utilizing a central hub for real estate lending.
$101,852,217 in real estate loans have closed in 2011

MidWestOne Insurance Services – In process of building this phase of business in selected MidWestOne communities and we expect that insurance will become a greater factor of non-interest income over the next five years.

Strategic planning goal is to increase non-interest income to 30% of revenues.

Exhibit 99.1

MidWestOne Capital
MidWestOne Bank 09/30/2011 Regulatory Guidelines
Risk Based Capital/Risk Weighted Assets 12.55% 10.00%
Tier 1 Capital/Risk Weighted Assets 11.29% 6.00%
Leverage Ratio 8.54% 5.00%
MidWestOne Financial Group, Inc. 09/30/2011 Internal Guidelines
Tangible Common Equity/Tangible Assets 9.01% 7.50 - 9.00%
Total Shareholders Equity/Total Assets 9.60% 7.50 - 9.00%

Exhibit 99.1

MidWestOne Capital
In June 2011 increased quarterly dividend from $0.05 per share to $0.06 per share

In October 2011 announced a $5 million share repurchase program

Exhibit 99.1

Earnings Per Share

Exhibit 99.1

Why MidWestOne?
Strong Capital Position

Ample Liquidity

High Credit and Loan Quality
NPAs are traditionally better than peer group
Excellent historical track record
Major agricultural lender (#58 in the U.S. according to the ABA)

Company has strategic plan to grow

Commitment to our shareholders – we make long-term decisions

People

The Iowa economy has outperformed the national economy for many years

Strong and experienced management team

Community focused
Our employees give an average of 4,131 hours of their own time to volunteerism each month (9.72 hours per month per employee)
Over $450,000 in community support was given by the Bank and Bank Foundation in 2009, approximately $500,000 in 2010

Exhibit 99.1

Why MidWestOne?
Total Return Performance
Index Value
MidWestOne Financial Group, Inc.
NASDAQ Composite
SNL - Midwestern Banks Index
*2005, 2006, and 2007 prices quoted on The Pink Sheets LLC. Data provided by SNL Financial.

Exhibit 99.1

Analysts That Cover Our Company
Sandler O’Neill + Partners, LLC
Rating = Buy

Raymond James Financial, Inc.
Rating = Outperform 2

FIG Partners
Rating = Outperform

Exhibit 99.1

You're the one
MidWestOne Financial Group, Inc.
102 South Clinton Street s Iowa City, Iowa 52240 319.356.5800
www.MidWestOne.com

22